Exhibit 99.1

Rural Cellular Corporation
Announces
Third Quarter 2004 Net Income
And Roaming Agreement

November 12, 2004 –– ALEXANDRIA, Minn. –– Rural Cellular Corporation (“RCC” or “the Company”) (NASDAQ: RCCC) announces third quarter 2004 net income and significant roaming agreement with Cingular.

Third Quarter 2004 Financial Highlights:

•	Total revenue was $132.4 million.

•	Net income increased to $2.2 million.

•	EBITDA was $59.6 million. (see reconciliation of non-GAAP financial measures to comparable GAAP financial measures)

•	Capital expenditures were $25.0 million.

Richard P. Ekstrand, President and Chief Executive Officer, commented: “This quarter’s overall financial performance reflects the initial results of our investment in next generation technology and the property swap with AT&T Wireless and is in line with our previous guidance. We are also very pleased with the recent amendment of our roaming agreement with Cingular and look forward to the mutual benefits our two companies will share. For RCC, these benefits include a stabilized roaming relationship for the future, and a more robust network leading to an expanded footprint and additional services for our customers.”

Roaming agreement with Cingular

On November 11, 2004, RCC and Cingular amended an existing roaming agreement, which extends the Company’s existing agreement with Cingular through December 2009 and replaces agreements with AT&T Wireless.

Key components to the agreement include:

•	Outcollect and incollect rates company wide, including data roaming,

•	Incentive for RCC to overlay GSM technology in its Alabama, Kansas, and Mississippi markets,

•	Expanded network interoperability,

•	Deployment of EDGE technology, and

•	Coordination of future technology transitions.

Revenue and customer growth

Service Revenue. Service revenue growth for the three months ended September 30, 2004, reflects Universal Service Fund (“USF”) support subsidies increasing to $7.6 million as compared to $2.2 million for the three months ended September 30, 2003. Service revenue increased 4.9% even with a net customer decrease resulting from the AT&T Wireless property swap completed on March 1, 2004. For the three months ended September 30, 2004, LSR increased to $48 as compared to $45 for the three months ended September 30, 2003.

Customers. During the three months ended September 30, 2004, postpaid retention was 97.8% as compared to 97.9% in the three months ended September 30, 2003. Total customers declined by approximately 1,900 in the three months ended September 30, 2004 as compared to an increase of approximately 1,500 in the three months ended September 30, 2003.

Outcollect Roaming Revenue. The decrease in roaming revenue from last year primarily reflects the effect of the transfer of the Company’s Northwest Region Oregon 4 (“Oregon 4”) service area to AT&T Wireless together with a decline in outcollect yield for the three months ended September 30, 2004 to $0.16 per minute as compared to $0.21 per minute in 2003.

Operating costs

Network Costs. RCC’s network cost increased 12.8% to $27.8 million for the quarter, reflecting additional costs of next generation networks, additional costs resulting from the AT&T Wireless property exchange, and an 8.9% increase in incollect cost to $12.3 million.

Selling, General and Administrative. During the three months ended September 30, 2004, SG&A increased 4.6% to $35.0 million as compared to the three months ended September 30, 2003, primarily reflecting increased costs related to the market launch of next-generation technology products and costs relating to brand name change activities. Regulatory pass-through fees for the three months ended September 30, 2004 and 2003 were $3.4 million and $3.1 million, respectively.

Interest Expense

Interest expense for the three months ended September 30, 2004, decreased 22.2% to $35.1 million as compared to $45.2 million in the three months ended September 30, 2003. This decrease primarily reflects the $7.3 million gain on redemption of 22,750 shares of senior exchangeable preferred stock during the three months ended September 30, 2004. RCC did not repurchase senior exchangeable preferred stock during the three months ended September 30, 2003.

Components of interest expense are as follows:

	Three months ended
(in thousands)	September 30,
	2004	2003
Interest expense on credit agreement	$—	$8,920
Interest expense on senior secured notes	9,564	—
Interest expense on senior notes	8,023	5,349
Interest expense on senior subordinated notes	10,320	10,320
Amortization of debt issuance costs	1,148	1,303
Write-off of debt issuance costs	269	5,942
Senior and junior preferred stock dividends	13,331	13,784
Effect of derivative instruments	(172)	(1,896)
Gain on redemption of senior exchangeable preferred stock	(7,296)	—
Other	(58)	1,446

	$35,129	$45,168

Capital expenditures and network construction

Capital expenditures for the three months ended September 30, 2004 were approximately $25.0 million compared to approximately $12.9 million for the three months ended September 30, 2003, reflecting the continued expansion of RCC’s existing wireless coverage and the implementation of CDMA and GSM/GPRS network overlays and upgrades in its Northwest, Midwest and Northeast markets.

RCC anticipates incurring substantial expenditures in connection with the continued implementation of CDMA/1XRTT and GSM/GPRS/EDGE network overlays and upgrades, which now include its Alabama, Mississippi and Kansas markets.

The Company expects approximately $100 million in capital expenditures for 2004 and similar capital spending levels for 2005.

Teleconference

On November 15, 2004 at 8:00 AM CT, a teleconference will be held to discuss RCC’s second quarter performance. To participate in the call, please dial (800) 240-5318, and give the operator your name and company affiliation. To access a replay of this call through November 23, 2004, dial (800) 405-2236 and 11013827# as the pass code. An audio replay of the teleconference can also be accessed by logging onto the Company’s website at www.RCCwireless.com. To access the audio stream, click on the Investor Relations section.

About the Company

Rural Cellular Corporation, based in Alexandria, Minnesota, provides wireless communication services to Midwest, Northeast, South and Northwest markets located in 14 states.

Forward-looking statements

Statements about RCC’s future prospects are forward-looking and, therefore, involve certain risks and uncertainties, including but not limited to: competitive considerations, success of customer enrollment and retention initiatives, the ability to increase wireless usage and reduce customer acquisition costs, the ability to deploy new network technology on a timely basis, the ability to service debt, and other factors discussed in RCC’s Report on Form 10-K for the year ended December 31, 2003 and from time to time in its other filings with the Securities and Exchange Commission.

Contact:	Chris Boraas, Investor Relations Director – Equity (320) 808-2451 Suzanne Allen, Treasurer – Preferred Securities and Debt (320) 808-2156 World Wide Web address: http://www.rccwireless.com

# # #

Consolidated Operating Data:	Three months ended		Nine months ended
	September 30,		September 30,
	2004	2003	2004	2003
Penetration (1) (2)	10.5%	11.4%	10.5%	11.4%
Retention (3)	97.8%	97.9%	98.0%	98.1%
Average monthly revenue per customer (4)	$63	$64	$60	$60
Average monthly revenue per customer, less incollect cost (4)	$57	$58	$54	$54
Local service revenue per customer (5)	$48	$45	$46	$43
Acquisition cost per customer (6)	$442	$401	$428	$414
Voice customers at period end
Postpaid			636,655	653,491
Prepaid			21,018	24,427
Wholesale			81,890	62,566

Total customers			739,563	740,484

Direct Marketed POPs (1)
RCC Cellular			5,525,000	5,208,000
Wireless Alliance			754,000	754,000

Total POPs			6,279,000	5,962,000

(1)	Reflects 2000 U.S. Census Bureau data updated for December 2002.

(2)	Represents the ratio of wireless voice customers, excluding wholesale customers, at the end of the period to population served (“POPs”).

(3)	Determined for each period by dividing total postpaid wireless voice customers discontinuing service during such period by the average postpaid wireless voice customers for such period (customers at the beginning of the period plus customers at the end of the period, divided by two), dividing that result by the number of months in the period, and subtracting such result from one.

(4)	Determined for each period by dividing service revenue (not including pass-through regulatory fees) and roaming revenue by the monthly average postpaid customers for such period.

(5)	Determined for each period by dividing service revenue (not including pass-through regulatory fees) by the monthly average postpaid customers for such period.

(6)	Determined for each period by dividing selling and marketing expenses, net costs of equipment sales, and depreciation of rental telephone equipment by the gross postpaid wireless voice customers added during such period.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures

The Company utilizes certain financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP, to assess the Company’s financial performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented. The Company’s method of computation may not be comparable to other similarly titled measures of other companies.

EBITDA is the sum of earnings before interest, taxes, depreciation and amortization. EBITDA margin is calculated as EBITDA divided by total revenues. The Company believes that EBITDA and EBITDA margin provide an important perspective on its operating results and its ability to service long-term obligations, to fund continuing growth, and to continue as a going concern. EBITDA and EBITDA margin are not intended to represent alternatives to net income or cash flows from operating, financing, or investing activities (as determined in accordance with GAAP) as a measure of performance and are not representative of funds available for discretionary use due to the Company’s financing obligations.

The following table reconciles EBITDA to net income (loss), the most comparable GAAP financial measure.

	Three months ended		Nine months ended
	September 30,		September 30,
	2004	2003	2004	2003
EBITDA	$59,630	$68,713	$172,667	$180,799
Depreciation and amortization	(19,474)	(19,464)	(55,389)	(59,217)
Loss on assets held for sale	—	(42,244)	—	(42,244)
Interest expense	(35,129)	(45,168)	(121,884)	(96,230)
Interest and dividend income	424	99	1,370	539
Other	(14)	(57)	(78)	931

Net income (loss)	$5,437	$(38,121)	$(3,314)	$(15,422)

The following table summarizes the reconciliation of EBITDA margin to net income (loss) as a percentage of total revenues.

(All items shown as % of total revenue)

	Three months ended		Nine months ended
	September 30,		September 30,
	2004	2003	2004	2003
EBITDA	45.0%	50.3%	45.6%	47.9%
Depreciation and amortization	(14.7)	(14.2)	(14.6)	(15.7)
Loss on assets held for sale	—	(30.9)	—	(11.2)
Interest expense	(26.5)	(33.1)	(32.2)	(25.5)
Interest and dividend income	0.3	0.1	0.4	0.1
Other	0.0	0.0	0.0	0.2

Net (loss) income	4.1%	(27.8)%	(0.8)%	(4.2)%

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
ASSETS
(In Thousands)
(Unaudited)

	As of
	September 30,	December 31,
	2004	2003
CURRENT ASSETS:
Cash and cash equivalents	$63,427	$142,547
Accounts receivable, less allowance for doubtful accounts of $2,736 and $3,187	58,640	57,743
Inventories	7,360	8,037
Other current assets	4,625	4,259
Assets of operations held for sale	—	3,189

Total current assets	134,052	215,775

PROPERTY AND EQUIPMENT, less accumulated depreciation of $236,050 and $198,274	260,110	226,202
LICENSES AND OTHER ASSETS:
Licenses	579,140	563,283
Goodwill	363,805	360,796
Customer lists	52,570	64,575
Deferred debt issuance costs, less accumulated amortization of $8,749 and $12,009	31,216	34,479
Long-term assets of operations held for sale		50,153
Other assets, less accumulated amortization of $1,945 and $1,736	6,236	5,795

Total licenses and other assets	1,032,967	1,079,081

	$1,427,129	$1,521,058

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
LIABILITIES AND SHAREHOLDERS’ DEFICIT
(In thousands, except per share data)
(Unaudited)

	As of
	September 30,	December 31,
	2004	2003
CURRENT LIABILITIES:
Accounts payable	$37,485	$45,808
Current portion of long-term debt	80	27,262
Advance billings and customer deposits	11,713	10,454
Accrued interest	21,377	34,084
Other accrued expenses	9,788	11,276
Liabilities of operations held for sale	—	756

Total current liabilities	80,443	129,640
LONG-TERM LIABILITIES	1,720,972	1,764,867

Total liabilities	1,801,415	1,894,507

REDEEMABLE PREFERRED STOCK	162,962	153,381
SHAREHOLDERS’ DEFICIT:
Class A common stock; $.01 par value; 200,000 shares authorized, 11,715 and 11,522 outstanding	117	115
Class B common stock; $.01 par value; 10,000 shares authorized, 539 and 552 outstanding	5	6
Additional paid-in capital	192,608	192,423
Accumulated deficit	(732,485)	(719,590)
Accumulated other comprehensive income	2,507	216

Total shareholders’ deficit	(537,248)	(526,830)

	$1,427,129	$1,521,058

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2004	2003	2004	2003
REVENUE:
Service	$97,093	$92,530	$280,657	$264,357
Roaming	29,739	37,598	81,745	98,449
Equipment	5,589	6,462	16,450	14,765

Total revenue	132,421	136,590	378,852	377,571

OPERATING EXPENSES:
Network costs, excluding depreciation	27,768	24,613	77,073	73,417
Cost of equipment sales	10,035	9,812	30,627	26,936
Selling, general and administrative	34,988	33,452	98,485	96,419
Depreciation and amortization	19,474	19,464	55,389	59,217
Loss on assets held for sale	—	42,244	—	42,244

Total operating expenses	92,265	129,585	261,574	298,233

OPERATING INCOME	40,156	7,005	117,278	79,338

OTHER INCOME (EXPENSE):
Interest expense	(35,129)	(45,168)	(121,884)	(96,230)
Interest and dividend income	424	99	1,370	539
Other	(14)	(57)	(78)	931

Other expense, net	(34,719)	(45,126)	(120,592)	(94,760)

NET INCOME (LOSS)	5,437	(38,121)	(3,314)	(15,422)

PREFERRED STOCK DIVIDEND	(3,253)	(3,019)	(9,581)	(35,801)

NET INCOME (LOSS) APPLICABLE TO COMMON SHARES	$2,184	$(41,140)	$(12,895)	$(51,223)

NET INCOME (LOSS) PER BASIC SHARE	$0.18	$(3.41)	$(1.05)	$(4.25)

NET INCOME (LOSS) PER DILUTED SHARE	$0.17	$(3.41)	$(1.05)	$(4.25)

WEIGHTED AVERAGE SHARES USED TO COMPUTE INCOME (LOSS) PER SHARE:
Basic	12,251	12,068	12,234	12,056
Diluted	12,795	12,068	12,234	12,056
COMPREHENSIVE INCOME (LOSS):
NET INCOME (LOSS) APPLICABLE TO COMMON SHARES	$2,184	$(41,140)	$(12,895)	$(51,223)
Adjustments – derivative financial instruments	(172)	190	2,291	5,893

TOTAL COMPREHENSIVE INCOME (LOSS)	$2,012	$(40,950)	$(10,604)	$(45,330)

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	For the nine months ended
	September 30,
	2004	2003
OPERATING ACTIVITIES:
Net loss	$(3,314)	$(15,422)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	55,389	59,217
Loss on write-off of debt and preferred stock issuance costs.	12,605	5,942
Mark-to-market adjustments – financial instruments	4,339	(141)
Loss on assets held for sale	—	42,244
Gain on redemption of preferred stock	(22,573)	—
Adjustments of interest rate derivatives to fair market value	—	—
Non-cash preferred stock dividends	21,144	—
Other	5,931	3,306
Change in other operating elements:		—
Accounts receivable	2,088	(11,343)
Inventories	846	1,664
Other current assets	(361)	(720)
Accounts payable	(8,827)	(1,795)
Advance billings and customer deposits	1,120	538
Accrued preferred stock dividends	20,967	13,784
Other accrued liabilities	(14,881)	1,400

Net cash provided by operating activities	74,473	98,674

INVESTING ACTIVITIES:
Purchases of property and equipment	(61,602)	(32,616)
Proceeds from property exchange	13,573	—
Proceeds from sale of property and equipment	54	348
Other	4	2

Net cash used in investing activities	(47,971)	(32,266)

FINANCING ACTIVITIES:
Proceeds from issuance of common stock related to employee stock purchase plan and stock options	187	116
Proceeds from issuance of long-term debt under the credit agreement and senior notes	—	445,000
Repayments of long-term debt under the credit agreement	(525,724)	(379,628)
Proceeds from issuance of 8 1/4% senior secured notes	350,000	—
Proceeds from issuance of floating rate senior secured notes	160,000	—
Redemption of preferred stock	(68,351)	—
Payments to settle interest rate swaps	(7,645)	—
Payments of debt issuance costs	(13,928)	(12,860)
Repayment of swaption	—	(34,184)
Proceeds from unwinding hedge agreements	—	2,300
Other	(161)	(845)

Net cash (used in) provided by financing activities	(105,622)	19,899

NET (DECREASE) INCREASE IN CASH	(79,120)	86,307
CASH AND CASH EQUIVALENTS, at beginning of year	142,547	53,788

CASH AND CASH EQUIVALENTS, at end of period	$63,427	$140,095